SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

March 21, 2008

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.02 Changes in Directors

Dr. Dennis D. Keiser, a member of the Board of Directors since January 2002, has submitted his resignation effective March 19, 2008.

In announcing his departure, Dr. Keiser stated “It has been an honor to be a member of the Board since we have accomplished a lot over the past six years considering we started by providing Engineering services to the Federal Government and evolved into a premier Green Gas/ Digested Fiber Company.”

Lynn Smith, Board Chairman, stated, “I would like to personally thank Dr. Keiser for his vision and forethought that he has provided the company.  On behalf of the board and management I wish Dr. Keiser the best in his retirement.  His presence will be missed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2008	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President, Chief Operating Officer, and Director